UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Election of Directors

Broadway Financial Corporation (“Company”), parent company of Broadway Federal Bank, f.s.b. (“Bank”) announced in a press release dated January 31, 2007 that the Company’s Board of Directors elected Javier León and Elrick Williams to the Board of Directors of both the Company and the Bank, effective January 26, 2007.

Mr. León will serve on the Investment Committee of the Board of Directors of the Bank. Mr. Williams will serve on the Compensation/Benefits Committees of the Board of Directors of the Company and the Bank.

Messrs. León and Williams will receive the customary cash fees and benefits for service on the Boards of Directors and Committees on which they serve.

There are no arrangements or understandings pursuant to which either Mr. León or Mr. Williams were elected as a director.

A copy of the press release relating to the election of Messrs. León and Williams is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated January 31, 2007, announcing election of three new board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: January 31, 2007	By	/s/ Sam Sarpong
Sam Sarpong
Senior Vice President and
Chief Financial Officer